Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

COVIA HOLDINGS CORPORATION 2018 OMNIBUS INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Number of Restricted Stock Units Granted:

* * * * *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Covia Holdings Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.

WHEREAS, the Company adopted the Covia Holdings Corporation 2018 Omnibus Incentive Plan (as in effect and as amended from time to time, the “Plan”), which is administered by the Compensation Committee of the Board of Directors of the Company; and

WHEREAS, it has been determined to be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.    Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.    Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement. Notwithstanding the foregoing or any provision herein to the contrary, as applicable and in the sole discretion of the Company or its delegate, this Award may be contingent on, and in consideration of, the execution of a Confidentiality and Non-Competition Agreement by the Participant. In the event the Participant is required to execute a Confidentiality and Non-Competition Agreement, the Company or its delegate will so notify the Participant as soon as practicable after the Grant Date. If the Participant does not execute the Confidentiality and Non-Competition Agreement within a reasonable time frame established by the Company or its delegate, but no later than 90 days after the Confidentiality and Non-Competition Agreement is provided to the Participant, this Agreement will be null and void with respect to the Participant and the Participant will forfeit any and all rights to the Award and the grant of any RSUs contemplated hereunder.

3.    Vesting.

(a)    General. Subject to the provisions of Sections 3(b), 3(c), 3(d) and 3(e) hereof, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Number of RSUs
[●]	[●]
[●]	[●]
[●]	[●]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b)    Death or Disability. Notwithstanding any provision herein to the contrary, if the Participant incurs a Termination prior to the final vesting date as a result of death or incurs a Disability (as defined below) prior to a Termination and prior to the final vesting date, then any RSUs that would have vested under Section 3(a) above during the one-year period following the date of death or Disability shall become vested upon the date of death or such Disability. For purposes of this Agreement, “Disability” shall mean that the Participant is disabled as provided under Section 409A(a)(2)(C) of the Code.

(c)    Retirement. Notwithstanding any provision herein to the contrary, if the Participant incurs a Retirement (as defined below) prior to the final vesting date, then the RSUs shall continue to vest as provided in Section 3(a) above during the one-year period following the Participant’s Retirement as if the Participant had not incurred a Termination. Any RSUs that do not become vested in accordance with the immediately preceding sentence shall be immediately forfeited upon the Participant’s Retirement. For purpose of this Agreement, “Retirement” means the Participant’s voluntary Termination after attaining age fifty-five (55) and providing at least ten years of service to the Company or any of its Subsidiaries.

(d)    Change in Control.

(i)        In the event a Change in Control occurs before the RSUs become fully vested and the Participant remains in the continuous service of the Company or any of its Subsidiaries on the date of such Change in Control, then the RSUs will become fully vested on the date of the Change in Control except to the extent that a Replacement Award (as defined below) is provided to the Participant in accordance with Section 3(d)(ii) to continue, replace or assume the RSUs covered by this Agreement (the “Replaced Award”).

(ii)        For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or an Affiliate of the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 3(d)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iii)        If, after receiving a Replacement Award, the Participant experiences an involuntary Termination by the Company or one or its Subsidiaries (or any of their successors (as applicable, the “Successor”)) without Cause or a voluntary Termination by the Participant for Good Reason, in each case within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall become fully vested with respect to the time-based restricted stock units covered by such Replacement Award upon such Termination. For purposes of this Agreement, the term “Good Reason” shall mean: (A) a material reduction in the nature or scope of responsibilities, authorities, reporting relationship, responsibilities or duties of the Participant attached to the Participant’s position held immediately prior to the Change in Control; (B) a change of more than 50 miles in the location of the Participant’s principal office immediately prior to the Change in Control; or (C) a material reduction in the Participant’s base salary or target annual bonus opportunity upon or after the Change in Control; provided, that no later than thirty (30) days following an event constituting Good Reason, the Participant gives notice to the Company or the Successor following the Change in Control of the occurrence of such event and such entity fails to cure the event within thirty (30) days of receipt of such notice. The Committee shall have the sole discretion to determine whether Good Reason exists for purposes of this Section 3(d), and its determination shall be final. If the Participant does not experience a voluntary Termination for Good Reason within ninety (90) days after the first occurrence of the event constituting Good Reason, then the Participant will be deemed to have waived his or her right to a Termination for Good Reason under this Agreement.

(iv)        If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding RSUs that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be fully vested at the time of such Change in Control.

(e)    Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if the Participant is on a leave of absence for any reason, the Participant will be considered to still be in the employ of, or providing services to, the Company, provided that rights to the RSUs during a leave of absence may be limited to the extent to which those rights were earned or vested when the leave of absence began, and provided further, that no “separation from service” has occurred, as such term is defined in Section 409A.

(f)    Forfeiture. Except as otherwise provided herein, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason. Notwithstanding any provision of this Agreement to the contrary, all unvested RSUs shall also be immediately forfeited upon the Participant’s violation of any provision of any Confidentiality and Non-Competition Agreement entered into by the Participant, as determined by the Company.

4.    Delivery of Shares.

(a)    General. Subject to Sections 4(b) and 4(c), to the extent that the RSUs covered by this Agreement are vested on a vesting date specified under Section 3(a), the Participant will receive the number of shares of Common Stock that correspond to the number of RSUs that are vested on the applicable vesting date as soon as reasonably practicable following (but no later than thirty (30) days following) such vesting date.

(b)    Other Payment Events. Notwithstanding Section 4(a) and subject to Section 4(c), to the extent that the RSUs covered by this Agreement are vested on the dates set forth below, the Participant will receive the number of shares of Common Stock that correspond to the number of RSUs that are vested on such date as follows:

(i)        Change in Control. Within ten (10) days of a Change in Control, the Participant is entitled to receive payment for the RSUs covered by this Agreement that are vested on the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Sections 4(a), 4(b)(ii), or 4(b)(iii) as though such Change in Control had not occurred.

(ii)        Death or Disability. Within ten (10) days of the date of the Participant’s death or the date the Participant experiences a Disability, Participant is entitled to receive payment for the RSUs covered by this Agreement that are vested on such death or Disability.

(iii)        Termination Following a Change in Control. Within ten (10) days of the Participant’s separation from service (within the meaning of Section 409A(a)(2)(A) of the Code) with the Company and its Subsidiaries that occurs within two (2) years following a Change in Control (that would qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code) (a “CIC Separation”), the Participant is entitled to receive payment for the RSUs covered by this Agreement that are vested on such separation from service. In the event the Participant experiences a CIC Separation by reason of Retirement, the RSUs that would vest pursuant to Section 3(c) will be considered vested upon the Participant’s CIC Separation and the Participant will receive payment in accordance with this Section 4(b)(iii).

(c)    Deferrals. If permitted by the Committee, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Committee from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). The number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

5.    Dividends; Rights as Stockholder.

(a)    Dividends. Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.

(b)    Rights as Stockholder. Except as otherwise provided herein, the Participant shall have no rights of ownership in and no right to vote the shares of Common Stock covered by any RSU until the date on which the shares of Common Stock covered by the RSUs are issued or transferred to the Participant pursuant to Section 4 above.

6.    Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7.    Information Confidential. As partial consideration for the granting of the Award hereunder, the Participant hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that the Participant has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to his or her spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor weighing against the advisability of granting any such future award to the Participant.

8.    Company Recoupment of Awards. This Award is subject to any written recoupment policies of the Company and any right or obligation the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission. Any such policy or right or obligation may subject the Award and any amounts paid or realized with respect to the Award made pursuant to this Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur.

9.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

10.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may, with the consent of the Committee, be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

11.    Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12.    Entire Agreement; Amendment. This Agreement, together with the Plan and, if any, the Confidentiality and Non-Competition Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. Notwithstanding the immediately preceding sentence, this Agreement shall not supersede any prior agreements between the parties containing restrictive covenants (including but not limited to confidentiality and noncompetition covenants) and any such restrictive covenants shall continue in full force and effect. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.

13.    Notices. Any notice hereunder by the Participant shall be given to the Company or the Committee in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company or the Committee shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company. Any person entitled to notice hereunder may waive such notice in writing.

14.    No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

15.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan and the Company’s obligation to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation). This authorization and consent is freely given by the Participant.

16.    Compliance with Laws. The Company shall make reasonable efforts to comply with all applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

17.    Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

18.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

19.    Headings. The titles and headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary or bonus compensation and shall not be considered as part of such salary or bonus compensation in the event of severance, redundancy or resignation or for purposes of any employee benefit plans.

24.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

25.    Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant hereby understands that the Company and its Subsidiaries hold (but only process or transfer to the extent required or permitted by local law) the following personal information about the Participant: the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Economic Area such as the United States of America), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon vesting of the RSUs. The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the

Plan and in accordance with local law. The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COVIA HOLDINGS CORPORATION

By:
Name:
Title:

PARTICIPANT

Name: